UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2424 N Federal Hwy, Suite 208, Boca Raton, FL	33431
(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2010, Celsius Holdings, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5550(b)(1) (the “Listing Rule”), which requires a minimum stockholders’ equity of $2,500,000 for continued listing.  As reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, the Company’s stockholders’ equity as of such date was $1,954,873.  In addition, the Company does not meet the Listing Rules’ alternative criteria of market value of listed securities or net income from continuing operations.

In accordance with Nasdaq Rules, the Company has been provided with a 45 calendar day grace period or until December 30, 2010, to submit a plan to regain compliance.  If such plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days or until May 14, 2011, to regain compliance.

The Company is evaluating its options to resolve the deficiency and, as previously reported, has retained Zenith International, which specializes in the beverage industry, to evaluate strategic capital alternatives.

The Company issued a press release November 16, 2010 that disclosed its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

As described in Item 3.01 of this Current Report on Form 8-K, the following exhibit is furnished as part of this Current Report.

Exhibit 99.1.  Press release dated November 16, 2010.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: November 17, 2010	By: s/Geary W. Cotton
Geary W. Cotton
Chief Financial Officer